Exhibit 99.1

EFI Receives Nasdaq Notice Related to Delay in 10-Q Filing

FREMONT, Calif., August 24, 2017 (GLOBE NEWSWIRE) – Electronics For Imaging, Inc. (Nasdaq:EFII), a world leader in customer-focused digital printing innovation, today announced that the Company received a notification letter from Nasdaq stating that the Company is not in compliance with Nasdaq listing rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The August 18, 2017 letter was sent as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ending June 30, 2017 (the “Form 10-Q”), which was due August 9, 2017, as previously reported in the Company’s Form 12b-25 filed with the SEC on August 10, 2017.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. Under the Nasdaq rules, the Company has 60 days from the date of the notice either to file the Form 10-Q or to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. If a plan is submitted and accepted, EFI could be granted up to 180 days from the Form 10-Q’s due date to regain compliance.

The Company’s assessment and review of certain accounting-related matters, which was previously announced on August 3, 2017, has progressed significantly. Following the completion of the assessment and review, the Company plans to file its Form 10-Q promptly.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “address”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the Company’s strategy, plans, expectations regarding the scope or the outcome of the assessment and review related to the accounting matter, the Company’s ability to file the Form 10-Q and achieve compliance with Nasdaq listing rules and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, potential differences between the results disclosed in this release and the Company’s final results when disclosed in its Quarterly Report on Form 10-Q as a result of developments that may arise between now and the disclosure of the final results and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The Company undertakes no obligation to update information contained in this press release.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)